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                                                                     EXHIBIT 4.2




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                                     BYLAWS

                                       OF

                                HEALTHSTAR CORP.
                            (a Delaware corporation)

                              (Effective ___, 1998)












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                                TABLE OF CONTENTS

                                                                                             PAGE

ARTICLE I - STOCKHOLDERS........................................................................1

         1.       Annual Meeting................................................................1
         2.       Special Meeting...............................................................1
         3.       Place of Meeting..............................................................1
         4.       Notice of Meeting.............................................................1
         5.       Fixing Date for Determination of Stockholders of Record.......................1
         6.       Voting Record.................................................................2
         7.       Quorum and Manner of Acting...................................................2
         8.       Voting of Shares of Stock.....................................................2
         9.       Organization..................................................................3
         10.      Order of Business.............................................................3
         11.      Nomination of Directors.......................................................3
         12.      Business at Annual Meetings...................................................4

ARTICLE II - BOARD OF DIRECTORS.................................................................6

         1.       General Powers................................................................6
         2.       Number and Term of Office.....................................................6
         3.       Place of Meeting..............................................................6
         4.       Annual Meeting................................................................6
         5.       Regular Meetings..............................................................6
         6.       Special Meetings; Notice......................................................6
         7.       Quorum and Manner of Acting...................................................7
         8.       Organization..................................................................7
         9.       Action by Directors Without a Meeting.........................................7
         10.      Committees....................................................................7
         11.      Resignations..................................................................8
         12.      Removal of Directors..........................................................8
         13.      Vacancies.....................................................................8
         14.      Compensation..................................................................8

ARTICLE III - OFFICERS..........................................................................8

         1.       Number........................................................................8
         2.       Election and Term of Office...................................................9
         3.       Agents........................................................................9
         4.       Removal.......................................................................9
         5.       Resignations..................................................................9
         6.       Vacancies.....................................................................9
         7.       President.....................................................................9
         8.       Vice President................................................................9


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

         9.       Secretary....................................................................10
         10.      Treasurer....................................................................10
         11.      Assistant Officers...........................................................11
         12.      Chairman of the Board........................................................11

ARTICLE IV - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS,
             SECURITIES OF OTHER CORPORATIONS..................................................11

         1.       Execution of Contracts.......................................................11
         2.       Attestation..................................................................11
         3.       Loans........................................................................11
         4.       Checks, Drafts...............................................................11
         5.       Deposits.....................................................................12
         6.       Proxies in Respect of Stock or Other Securities of Other Corporations........12

ARTICLE V - STOCK..............................................................................12

         1.       Certificates and Uncertificated Shares.......................................12
         2.       Transfers of Stock...........................................................13
         3.       Regulations..................................................................13

ARTICLE VI - DIVIDENDS.........................................................................13

ARTICLE VII - INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................13

ARTICLE VIII - SEAL............................................................................15

ARTICLE IX - AMENDMENTS........................................................................15


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                                     BYLAWS

                                       OF

                                HEALTHSTAR CORP.
                            (a Delaware corporation)
                              (Effective ___, 1998)

                                    ARTICLE I

                                  STOCKHOLDERS

         1. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting. At the annual meeting, stockholders shall elect directors and transact such other business as may properly come before the meeting.

         2. Special Meeting. Special meetings of the stockholders may be called for any purpose or purposes at any time by the President, Chairman of the Board, or the Board, or otherwise as provided by the Delaware General Corporation Law. In the event that the Corporation shall have no directors in office, any officer or any stockholder may call a special meeting of stockholders for the purpose of electing at least one director.

         3. Place of Meeting. Annual and special meetings of the stockholders shall be held at the principal place of business of the Corporation, unless a different place, either within or without the State of Delaware, is specified in the notice of such meeting, or in the event of a waiver of notice of such meeting, in such waiver of notice.

         4. Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         5. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express a consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of



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stock or for the purpose of any other lawful action, the Board may fix in advance a record date, which shall not be more than sixty (60) nor less than ten
(10) days prior to the date of such meeting or such action, as the case may be. If the Board has not fixed a record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be at the close of business on the day before the day on which notice is given, or if notice is waived, at the commencement of the meeting. If the Board has not fixed a record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, the record date shall be the time of the day on which the first written consent is served on the Corporation in the manner provided by the Delaware General Corporation Law. If the Board has not fixed a record date for determining stockholders for any other purpose, the record date shall be at the close of business on the day before the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting if such adjournment or adjournments does not exceed one hundred twenty (120) days in the aggregate; provided, however, that the Board may fix a new record date for the adjourned meeting.

         6. Voting Record. The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by the stockholders during the entire time of the meeting for the purposes thereof. Failure to comply with the requirements of this Section 6, however, shall not affect the validity of any action taken at any such meeting.

         7. Quorum and Manner of Acting. At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum. Except as otherwise provided in the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the stockholders; provided, however, that if the shares of stock then represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

         8. Voting of Shares of Stock. Each stockholder shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his or her name on the books of the Corporation on the record date. A stockholder may vote either in

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person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after eleven (11) months from the date of its execution unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares of stock entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not be construed as limiting the right of the Corporation to vote its own stock when held by it in a fiduciary capacity. The Board, in its discretion, or the officer of the Corporation presiding at the meeting, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         9. Organization. At each meeting of the stockholders, the Chairman of the Board, or, if the Chairman of the Board is absent, the President or another officer of the Corporation chosen as chairman of such meeting by the Board, shall act as chairman of the meeting and preside thereat. The Secretary, or, if the Secretary is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

         10. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting.

         11. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at any annual meeting of Stockholders (a) by or at the direction of the Board (or any duly authorized committee thereof), or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 11.

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation
(a) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for

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the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s), are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         Notwithstanding compliance with the foregoing provisions, the Board shall not be obligated to include information as to any stockholder nominee for director in any proxy statement or other communication sent to stockholders.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 11. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         12. Business at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the dates of the giving of the notice provided for in this Section 12 and

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on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 12.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the anniversary date of the mediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder with the proposal of such business by such stockholder and any material interest of such stockholder in such business and, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing on this Section 12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         13. Election of Directors. At each election of directors, each stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, the number of shares of stock owned by such stockholder for as many persons as there are directors to be elected and for whose election he or she has a right to vote. The candidates receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

         14. Action By Stockholders Without a Meeting. Except as expressly required by Delaware law or as permitted by the Board, stockholders may not act by written consent.

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         15. Irregularities. All informalities and irregularities at any meeting of the stockholders with respect to calls, notices of meeting, the manner .of voting, the form of proxies and credentials, and the method of ascertaining those present shall be deemed waived if no objection is made at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. General Powers. The business and affairs of the Corporation shall be managedby the Board of Directors.

         2. Number and Term of Office. Subject to the requirements of the Delaware General Corporation Law, the Board may from time to time determine the number of directors. Until the Board shall otherwise determine, the number of directors shall be seven (7). Each director shall hold office for a term of three (3) years, or until his or her successor is elected, or until his or her death, or until his or her earlier resignation or removal in the manner hereinafter provided.

         3. Place of Meeting. The Board may hold its meetings at such place or places, within or without the State of Delaware, as the Board may from time to time determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

         4. Annual Meeting. As soon as practicable after each annual election of directors and on the same day, the Board may meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board, or in the event of waiver of notice as specified in the written waiver of notice.

         5. Regular Meetings. Regular meetings of the Board may be held without notice at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday in Delaware, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

         6. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the President, the Chairman of the Board or a majority of the directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 7 of this Article II, notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place

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of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telefacsimile, wireless or other form of recorded communication or deliveries personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the director or directors signing such waiver. Attendance of a director at a special meeting of the Board shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         7. Quorum and Manner of Acting. A majority of the whole Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Delaware General Corporation Law, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The directors shall act only as a Board and the individual directors shall have no power as such.

         8. Organization. At each meeting of the Board, the President, or if he or she is absent, a director chosen by a majority of the directors present, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         9. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all directors entitled to vote with respect to the subject matter thereof.

         10. Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. A majority of the members of a committee, including any alternate members, shall constitute a quorum of such committee. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the

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powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.

         11. Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         12. Removal of Directors. Directors may be removed, with or without cause, as provided from time to time by the Delaware General Corporation Law as then in effect.

         13. Vacancies. Any vacancy occurring in the Board, and any newly created directorship, may be filled by a majority of the directors then in office, including any director whose resignation from the Board becomes effective at a future time, even if the number of directors then in office is less than a quorum of the whole Board, or by a sole remaining director. Notwithstanding the foregoing, if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If at any time the Corporation has no directors in office, any officer or any stockholder or any fiduciary entrusted with responsibility for the person or estate of a stockholder may call a special meeting of the stockholders for the purpose of filling vacancies in the Board.

         14. Compensation. The Board may at any time and from time to time provide that directors shall be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. In addition, the Board may at any time and from time to time provide that directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing in this section shall be construed as precluding any director from serving the Corporation in any other capacity and receiving compensation therefor. In addition, the Board may adopt one or more director compensation plans using securities of the Corporation.

                                   ARTICLE III

                                    OFFICERS


         1. Number. The Corporation shall have the following officers: a President, a Vice President, a Secretary and a Treasurer. At the discretion of the Board, the Corporation may also have a Chairman of the Board (who shall be an officer only if so designated by the Board), additional Vice Presidents (however designated, including the designations Executive Vice President and Senior Vice President), one or more Assistant Vice Presidents, one or more

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Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

         2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

         3. Agents. In addition to the officers mentioned in Section 1 of this Article, III, the Board may appoint such agents as the Board may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from tome to time determine. The Board may delegate to any office or to any committee the power to appoint or remove any such agents.

         4. Removal. Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board.

         5. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         6. Vacancies. A vacancy in any office due to death, resignation removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board.

         7. President. The President shall be the Chief Executive Officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. He or she may sign, with the Secretary, or an Assistant Secretary, certificates for stock of the Corporation. He or she may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered, and he or she may cause the corporate seal, if any, to be affixed to any instrument which requires it. In general, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board.

         8. Vice President. The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the President or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the

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request of the President, or in case of his or her absence or inability to act, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. In the event that there is more than one Vice President, the Board shall designate which Vice President is to act for the President.

         9. Secretary. The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board and any committee established by the Board, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the (execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the President or a Vice President, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article V of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article I of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board.

         10. Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article IV of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the President or the Board, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request, exhibit or cause to be exhibited at all reasonable times the

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



cash books and other records to the President or any of the directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board.

         11. Assistant Officers. Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by the Vice President, Secretary or Treasurer, as the case may be, or by the Board or the President.

         12. Chairman of the Board. The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and meetings of stockholders and shall perform such other duties as may be assigned by the board. Except and unless otherwise provided by the Board, the Chairman of the Board shall not be an officer of the Corporation.

                                   ARTICLE IV

                         CONTRACTS, CHECKS, DRAFTS, BANK
                   ACCOUNTS, SECURITIES OF OTHER CORPORATIONS

         1. Execution of Contracts. Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the President or a Vice President. In addition, the Board may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board may by resolution determine.

         2. Attestation. Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the President or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

         3. Loans. Unless the Board shall otherwise determine, the President, acting together with any one of the following officers, to-wit: the Vice President, the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm or individual and, for such loans and advances, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and may mortgage, pledge, hypothecate or otherwise transfer for security any property owned or held by the Corporation.

         4. Checks, Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 5 of this Article IV)

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



by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

         5. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         6. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, the President or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

                                    ARTICLE V

                                      STOCK

         1. Certificates and Uncertificated Shares. Shares of the Corporation's capital stock may but need not be represented by certificates. The Board may authorize the issuance of some or all of the shares of any or all classes or series without certificates. Notwithstanding such authorization, every holder of uncertificated shares shall be entitled to receive a certificate representing such shares, which certificate shall be delivered or otherwise made available to a stockholder making a request therefor. Each share certificate shall be signed by one or more officers designated by the Board or, in the absence of such designation, the President or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board, subject to such requirements as are imposed by the Delaware General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall

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



be canceled, and no new certificate shall be issued in exchange for such shares until the original certificate has been canceled; except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

         2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the stock transfer books of the Corporation only by the holder of record thereof or by his or her legal representative or attorney-in-fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or mere registrars, and may require all certificates for restock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                                    DIVIDENDS

         The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Delaware General Corporation Law.

                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Board of Directors of the Corporation shall have the power to:

         (a) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (b) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.


         (c) Indemnify a director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph (a) or (b) of this
Article VIII, or in defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

         (d) Authorize indemnification under Subparagraph (a) or (b) of this
Article VII (unless ordered by a court) in the specific case upon a determination that indemnification of the director, of finer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Subparagraph (a) or (b). Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

         (e) Authorize payment of expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph (d) of this Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.


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



         (f) Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

                                  ARTICLE VIII

                                      SEAL

         A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall bear the name of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be repealed, altered or amended, and new Bylaws may be adopted, at any time only by the Board.


         ADOPTED by the Board of Directors of the Corporation at_______________, this day of___________________, 1998.



                                                  ------------------------------
                                                                       Secretary
                                                  ---------------------


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